Exhibit 99.1
Hagerty Commences Warrant Exchange Offer and Consent Solicitation
TRAVERSE CITY, Mich., June 3, 2024 /PRNewswire/ – Hagerty, Inc. (NYSE: HGTY) (the “Company” or “Hagerty”), an automotive enthusiast brand and leading specialty vehicle insurance provider, announced today that it has commenced an exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its outstanding (i) public warrants (the “Public Warrants”), (ii) private placement warrants (the “Private Warrants”), (iii) underwriter warrants (the “Underwriter Warrants”), (iv) OTM warrants (the “OTM Warrants” and collectively with the Private Warrants and the Underwriter Warrants, the “Private Placement Warrants”) and (v) PIPE warrants (the “PIPE Warrants” and, together with the Public Warrants and the Private Placement Warrants, the “Warrants”). The purpose of the Offer and Consent Solicitation is to simplify the Company’s capital structure and reduce the potential dilutive impact of the Warrants.
Exchange Offer and Consent Solicitation Relating to Warrants
The Company is offering to all holders of the Warrants the opportunity to receive 0.20 shares of Class A Common Stock (the “Shares”) in exchange for each outstanding Warrant tendered by the holder and exchanged pursuant to the Offer. Pursuant to the Offer, the Company is offering up to an aggregate of 3,896,707 Shares in exchange for the Warrants.
Concurrently with the Offer, the Company is also soliciting consents from holders of the Warrants to amend the warrant agreement that governs the Public Warrants and the Private Placement Warrants (the “IPO Warrant Agreement”) and the warrant agreement that governs the PIPE Warrants (the “Business Combination Warrant Agreement” and together with the IPO Warrant Agreement, the “Warrant Agreement”) to permit the Company to require that each Warrant that is outstanding upon the closing of the Offer be exchanged for 0.18 Shares, which is a ratio 10% less than the exchange ratio applicable to the Offer. Pursuant to the terms of the IPO Warrant Agreement, all amendments except certain specified modifications or amendments require the vote or written consent of holders of at least both (i) 50% of the Public Warrants outstanding and (ii) 50% of the Private Placement Warrants outstanding. Pursuant to the terms of the Business Combination Warrant Agreement, all amendments except certain specified modifications or amendments require the vote or written consent of holders of at least 50% of the PIPE Warrants outstanding. Parties representing approximately 44.3% of the Public Warrants, 57.2% of the Private Placement Warrants and 81.5% of the PIPE Warrants have agreed to tender their Warrants in the Offer and to consent to the amendments in the Consent Solicitation, pursuant to a tender and support agreement. Accordingly, if holders of an additional approximately 5.7% of the Public Warrants consent to the IPO Warrant Amendment in the Consent Solicitation, and the other conditions described herein are satisfied or waived, then the IPO Warrant Amendment will be adopted. As of the date hereof, a sufficient number of holders of the PIPE Warrants have consented to the adoption of the Business Combination Warrant Amendment.
The Offer and Consent Solicitation are being made pursuant to a prospectus/offer to exchange, dated June 3, 2024 (the “Prospectus/Offer to Exchange”), and Schedule TO, dated June 3, 2024 (the “Schedule TO”), each of which have been filed with the U.S. Securities and Exchange Commission (the “SEC”) and more fully set forth the terms and conditions of the Offer and Consent Solicitation. The offering period will expire one minute after 11:59 p.m., Eastern Time, on July 2, 2024, or such later time and date to which the Company may extend (the “Expiration Date”), as described in the Company’s Schedule TO and Prospectus/Offer to Exchange. Tendered Warrants may be withdrawn by holders at any time prior to the Expiration Date.
The Company’s Class A Common Stock and Public Warrants are listed on The New York Stock Exchange under the symbols “HGTY” and “HGTY.WS,” respectively. As of May 15, 2024, there were (i) 85,703,286 shares of Class A Common Stock outstanding, (ii) 8,483,561 shares of Series A Preferred Stock outstanding, (iii) 251,033,906 shares of Class V Common Stock issued and outstanding and (iv) a total of 19,483,539 Warrants were outstanding. Assuming all Warrant holders tender their Warrants for exchange in the Offer, the Company would expect to issue up to 3,896,707 Shares, resulting in 89,599,993 shares of Class A Common Stock outstanding (an increase of approximately 4.5%), and have no Warrants outstanding.

D.F. King & Co., Inc. has been appointed as the information agent and consent solicitor for the Offer and Consent Solicitation (the “Information Agent” and “Consent Solicitor”) and Continental Stock Transfer & Trust Company has been appointed as the exchange agent (the “Exchange Agent”).
Important Additional Information Has Been Filed with the SEC
Copies of the Schedule TO and Prospectus/Offer to Exchange will be available free of charge at the website of the SEC at www.sec.gov. Requests for documents may also be directed to the Information Agent at (888) 564-8149 (for Warrant holders) or (212) 269-5550 (for banks and brokers) or via the following email address: HGTY@dfking.com. A registration statement on Form S-4 (the “Registration Statement”) relating to the Shares to be issued in the Offer has been filed with the SEC but has not yet become effective. The Shares may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective.
This announcement is for informational purposes only and shall not constitute an offer to purchase or a solicitation of an offer to sell the Warrants or an offer to sell or a solicitation of an offer to buy any Shares in any jurisdiction in which such offer, solicitation, or sale would be unlawful before registration or qualification under the laws of any such jurisdiction. The Offer and Consent Solicitation are being made only through the Schedule TO and Prospectus/Offer to Exchange, and the complete terms and conditions of the Offer and Consent Solicitation are set forth in the Schedule TO and Prospectus/Offer to Exchange.
Holders of the Warrants are urged to read the Schedule TO and Prospectus/Offer to Exchange carefully before making any decision with respect to the Offer and Consent Solicitation because they contain important information, including the various terms of, and conditions to, the Offer and Consent Solicitation.
None of the Company, any of its management or its board of directors, or the Information Agent, the Consent Solicitor or the Exchange Agent makes any recommendation as to whether or not holders of Warrants should tender Warrants for exchange in the Offer or consent to the amendments in the Consent Solicitation.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected timing and effect of the Offer and Consent Solicitation, and any other statement that is not historical fact. These forward-looking statements generally are identified by words such as “aim,” anticipate,” “expect,” “intend,” “future,” “opportunity,” “plan,” “potential,” “may,” “should,” “will,” “would,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from these forward-looking statements, including the Company’s ability to (i) compete effectively within its industry and attract and retain insurance policy holders and paid HDC subscribers; (ii) maintain key strategic relationships with its insurance distribution and underwriting carrier partners; (iii) prevent, monitor and detect fraudulent activity; (iv) manage risks associated with disruptions, interruptions, outages with its technology platforms or third-party services; (v) accelerate the adoption of its membership products as well as any new insurance programs and products; (vi) manage the cyclical nature of the insurance business including through any periods of recession, eco-nomic downturn or inflation; (vii) address unexpected increases in the frequency or severity of claims; (viii) comply with the numerous laws and regulations applicable to its business, including state, federal and foreign laws relating to insurance and rate increases, privacy, the internet and accounting matters; (ix) manage risks associated with being a controlled company; (x) successfully defend any litigation, government inquiries and investigations, and (xi) address other risks and uncertainties described under the section entitled “Risk Factors” in the Registration Statement and the other documents the Company files from time to time with the SEC, which are accessible on the SEC’s website at www.sec.gov.
Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

About Hagerty, Inc. (NYSE: HGTY)
Hagerty is an automotive enthusiast brand committed to saving driving and fueling car culture for future generations. The Company is a leading provider of specialty vehicle insurance, expert car valuation data and insights, live and digital car auction services, immersive events and automotive entertainment custom made for the 67 million Americans who self-describe as car enthusiasts. Hagerty also operates in Canada and the U.K. and is home to Hagerty Drivers Club, a community of over 800,000 who can’t get enough of cars. For more information, please visit www.hagerty.com or connect with the Company on Facebook, Instagram, Twitter and LinkedIn.